UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 17, 2019

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone	I.R.S. Employer Identification Number

1-16305	PUGET ENERGY, INC. A Washington Corporation 355 110th Ave NE Bellevue, Washington 98004 425-454-6363	91-1969407

1-4393	PUGET SOUND ENERGY, INC. A Washington Corporation 355 110th Ave NE Bellevue, Washington 98004 425-454-6363	91-0374630

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 17, 2019, the sole shareholders of Puget Energy, Inc. and Puget Sound Energy, Inc. (together, the “Companies”) appointed and elected Stephen Zucchet, Kenton Bradbury, Richard Dinneny and Martijn Verwoest to the Boards of Directors of the Companies (the “Boards”). Andrew Chapman, Karl Kuchel and Christopher Leslie, who served as representatives of the Companies’ Macquarie affiliated investors on the Boards, resigned from the Boards effective the same day.

Mr. Zucchet is a managing director at Ontario Municipal Employees Retirement System Infrastructure Management (“OMERS”) and is also currently a board member of Oncor and Bruce Power Inc and previously served as chief operating officer at Enwave Energy. Mr. Bradbury is a managing director at OMERS and is currently responsible for OMERS investments with a focus on the Americas. Prior to joining OMERS in 2015, Mr. Bradbury served as a director at Infracapital, the infrastructure investment arm of M&G Investments, and was senior vice president of Infrastructure and Regulation at e.on in Germany. Messrs. Zucchet and Bradbury were selected by OMERS and pursuant to the Amended and Restated Bylaws of each of the Companies, will serve as Owner Directors on their respective Boards of Directors. Messrs. Zucchet and Bradbury will not receive any director compensation from the Companies for their services as Owner Directors on the Boards, but will be reimbursed for out-of-pocket expenses. Any compensation received by Messrs. Zucchet and Bradbury for their services on the Companies’ Boards is a function of their respective employment arrangement with OMERS.

Mr. Dinneny is the Senior Portfolio Manager, Infrastructure and Renewable Resources for British Columbia Investment Management Corporation (“bcIMC”), where he has responsibility for all aspects of investing in infrastructure transactions. He is a member of the board of managers of Cleco Group LLC, Cleco Corporate Holdings LLC, and Cleco Power LLC, and is a director of Vier Gas Services GmbH & Co. KG, Essen, the owner of Open Grid Europe, Germany’s leading natural gas transport company. Mr. Dinneny was selected by bcIMC and pursuant to the Amended and Restated Bylaws of each of the Companies, will serve as Owner Directors on their respective Boards of Directors. Mr. Dinneny will not receive any director compensation from the Companies for his services as an Owner Director on the Boards, but will be reimbursed for out-of-pocket expenses. Any compensation received by Mr. Dinneny for his services on the Companies’ Boards is a function of his employment arrangement with bcIMC.

Mr. Verwoest is a Senior Director for global energy and utilities investments within the infrastructure team at Stichting Pensioenfonds Zorg en Welzijn (“PGGM”), and is a member of their Infrastructure Investment Committee. Prior to this role, he worked on investments across the broader infrastructure spectrum, including regulated utilities, midstream, conventional and renewable generation, toll roads and public-private partnership. He joined the infrastructure team in 2007, helping to develop their investment strategy and build their in-house direct investing capabilities. From 2001 to 2007, he worked in PGGM’s public equity department. Mr. Verwoest was selected by PGGM and pursuant to the Amended and Restated Bylaws of each of the Companies, will serve as Owner Directors on their respective Boards of Directors. Mr. Verwoest will not receive any director compensation from the Companies for his services as an Owner Director on the Boards, but will be reimbursed for out-of-pocket expenses. Any compensation received by Mr. Verwoest for his services on the Companies’ Boards is a function of his employment arrangement with PGGM.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

Dated: April 18, 2019	By:	/s/ Steve R. Secrist
	Name:	Steve R. Secrist
	Title:	Senior Vice President, General Counsel and Chief Ethics and Compliance Officer